Exhibit 99.3

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated November 5, 2019, as Annex C to, and the reference thereto under the captions “Summary—Opinion of Taylor Morrison’s Financial Advisor, Citi” and “The Merger—Opinion of Taylor Morrison’s Financial Advisor, Citi” in, the Joint Proxy Statement and Prospectus of Taylor Morrison Home Corporation and William Lyon Homes, which Joint Proxy Statement and Prospectus is part of Amendment No. 1 to the Registration Statement on Form S-4 of Taylor Morrison Home Corporation (the “Registration Statement”). By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

By:	/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

New York, New York

December 20, 2019